UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2013

_____________

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

_____________

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Property Acquisitions

On April 4, 2013, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through its wholly-owned subsidiaries, purchased two shopping centers, Lutz Lake Crossing and Publix at Seven Hills. Lutz Lake Crossing is a 64,986 square foot shopping center located on approximately 8.1 acres of land in Lutz, Florida.  Publix at Seven Hills is a 72,590 square foot shopping center located on approximately 9.5 acres of land in Spring Hill, Florida.  The Company funded the purchase price with proceeds from a syndicated revolving credit facility led by KeyBank National Association and proceeds from its initial public offering.  The seller of these properties is not affiliated with the Company, its advisor or its sub-advisor.

Lutz Lake Crossing is approximately 85.8% leased to nine tenants, including a Publix grocery store that occupies approximately 68.1% of the total rentable square feet.  Publix at Seven Hills is approximately 90.6% leased to fourteen tenants, including a Publix grocery store that occupies approximately 67.4% of the total rentable square feet. Based on the current condition of these properties, the Company does not believe that it will be necessary to make significant renovations to either of the properties. The Company’s management believes that these properties are adequately insured.

Press Release

On April 8, 2013, the Company issued a press release announcing the acquisition of Lutz Lake Crossing and Publix at Seven Hills.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

99.1    Press Release dated April 8 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: April 8, 2013	By:	/s/ R. Mark Addy_______________________
R. Mark Addy
Chief Operating Officer